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CUSIP NO.   701545204               13G             PAGE   7  OF   8  PAGES


                            EXHIBIT 1 TO SCHEDULE 13G
                       ---------------------------------


                                  JULY 10, 1996
                       ---------------------------------



                   MORGAN STANLEY GROUP INC. and MORGAN STANLEY ASSET MANAGEMENT INC.,

                  hereby agree that, unless differentiated, this Schedule 13G is filed on behalf of each of the parties.

      BY:         --------------------------------------------------------------
                  Morgan Stanley Asset Management Inc.
                  Peter A. Nadosy/Vice Chairman

      BY:         --------------------------------------------------------------
                  Morgan Stanley Group Inc.
                  Edward J. Johnsen/Vice President Morgan Stanley & Co., Incorporated